As filed with the Securities and Exchange Commission on December 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONTINENTAL RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	1311	73-0767549
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

302 N. Independence, Suite 1500

Enid, Oklahoma 73701

(580) 233-8955

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Donald P. Fischbach

Secretary and General Counsel

302 N. Independence

Enid, Oklahoma 73701

(580) 233-8955

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael E. Dillard

Sean T. Wheeler

Latham & Watkins LLP

717 Texas Avenue, 16th Floor

Houston, Texas 77002

(713) 546-5400

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Amount of Registration Fee (1)
7.125% Senior Notes due 2021	$400,000,000	$28,520
Guarantees of 7.125% Senior Notes due 2021 (2)		None	(3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.
(2)	Banner Pipeline Company, L.L.C., our sole existing subsidiary, will guarantee the notes being registered.
(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the Guarantees.

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Banner Pipeline Company, L.L.C.	Oklahoma	20-3304849

(1)	The address for the Registrant Guarantor is 302 N. Independence, Suite 1500, Enid, Oklahoma 73701, and the telephone number for the Registrant Guarantor is (580) 233-8955. The Primary Industrial Classification Code for the Registrant Guarantor is 1311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 8, 2010

PROSPECTUS

Offer to Exchange

Up To $400,000,000 of

7 1/8% Senior Notes due 2021

That Have Not Been Registered Under

The Securities Act of 1933

For

Up To $400,000,000 of

7  1/8% Senior Notes due 2021

That Have Been Registered Under

The Securities Act of 1933

Terms of the New 7 1/8% Senior Notes due 2021 Offered in the Exchange Offer:

•

The terms of the new notes are identical to the terms of the old notes that were issued on September 16, 2010, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•	We are offering to exchange up to $400,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

•	We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

•	The exchange offer expires at 5:00 p.m., New York City time, on , unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

•	Broker-dealers who receive new notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such new notes.

•

Broker-dealers who acquired the old notes as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes.

You should carefully consider the risk factors beginning on page 8 of this prospectus before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December     , 2010

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

In this prospectus, “we,” “us,” “our,” the “Company,” and “Continental” refer to Continental Resources, Inc. and its consolidated subsidiary, unless otherwise indicated or the context otherwise requires.

This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Continental Resources, Inc., 302 N. Independence, Suite 1500, Enid, Oklahoma, Attention: Chief Financial Officer (Telephone (580) 233-8955). To obtain timely delivery of any requested information, holders of old notes must make any request no later than five business days prior to the expiration of the exchange offer.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included or incorporated by reference in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available

i

information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus, and the risk factors and other cautionary statements described under the headings “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009 and included in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, all of which are incorporated by reference in this prospectus, and, to the extent applicable, in any subsequently filed reports.

These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Without limiting the generality of the foregoing, certain statements incorporated by reference or included in this prospectus constitute forward-looking statements.

Forward-looking statements may include statements about our:

•	business strategy;

•	future operations;

•	crude oil and natural gas reserves;

•	technology;

•	financial strategy;

•	crude oil and natural gas prices;

•	timing and amount of future production of crude oil and natural gas;

•	the amount, nature and timing of capital expenditures;

•	estimated revenues and results of operations;

•	drilling of wells;

•	competition and government regulations;

•	marketing of crude oil and natural gas;

•	exploitation or property acquisitions;

•	costs of exploiting and developing our properties and conducting other operations;

•	general economic conditions;

•	financial position;

•	credit markets;

•	liquidity and access to capital;

•	uncertainty regarding our future operating results; and

•	plans, objectives, expectations and intentions contained in this prospectus or in the documents incorporated by reference herein that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, and sale of crude oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating crude oil and natural gas reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010 and, to the extent applicable, in any subsequently filed reports.

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Reserve engineering is a process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing, and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of crude oil and natural gas that are ultimately recovered.

Should one or more of the risks or uncertainties described or incorporated by reference in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus, or in the documents incorporated by reference in this prospectus, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. See also “Where You Can Find More Information; Incorporation by Reference.”

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PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus and does not contain all of the information that may be important to you. You should read this entire prospectus and the documents incorporated by reference and to which we refer you before making an investment decision. You should carefully consider the information set forth under “Risk Factors” beginning on page 8 of this prospectus, the other cautionary statements described in this prospectus, and the risk factors and other cautionary statements, including those described under the heading “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, each of which is incorporated by reference in this prospectus, and, to the extent applicable, any subsequently filed reports. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus we refer to the notes to be issued in the exchange offer as the “new notes” and the notes issued on September 16, 2010 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

Continental Resources, Inc.

We are an independent crude oil and natural gas exploration and production company with operations in the North, South and East regions of the United States. For additional information about our business, operations and financial results, see the documents listed under “Where You Can Find More Information; Incorporation By Reference.”

Our principal executive offices are located at 302 N. Independence, Enid, Oklahoma 73701, and our telephone number at that address is (580) 233-8955.

Risk Factors

Investing in the notes involves substantial risks. You should carefully consider all the information contained in this prospectus, including information in documents incorporated by reference, prior to participating in the exchange offer. In particular, we urge you to carefully consider the factors set forth under “Risk Factors” beginning on page 8 of this prospectus and those risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010 and, to the extent applicable, any subsequently filed reports.

The Exchange Offer

On September 16, 2010, we completed a private offering of the old notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer within 400 days after the date we issued the old notes.

Exchange Offer	We are offering to exchange new notes for old notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , unless we decide to extend it.

Condition to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.

Procedures for Tendering Old Notes	To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, which we call “DTC,” for tendering notes held in book-entry form. These procedures, which we call “ATOP,” require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through DTC’s automated tender offer program, and (ii) DTC has received:

•	your instructions to exchange your notes, and

•	your agreement to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “—Procedures for Tendering,” and “Description of Notes—Book Entry; Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act of 1933 except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act of 1933, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act of 1933.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Material United States Federal Tax Consequences.”

Exchange Agent	We have appointed Wilmington Trust FSB as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: Wilmington Trust FSB, c/o Wilmington Trust Company, Corporate Capital Markets, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-1626. Eligible institutions may make requests by facsimile at (302) 636-4139 and may confirm facsimile delivery by calling (302) 636-6181.

Terms of the New Notes

The new notes will be identical to the old notes except that the new notes are registered under the Securities Act of 1933 and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the new notes, please refer to the section entitled “Description of Notes” in this prospectus.

Issuer	Continental Resources, Inc.

Securities Offered	$400 million aggregate principal amount of 7 1/8% Senior Notes due 2021.

Maturity	April 1, 2021

Interest Payment Dates	April 1 and October 1 of each year, commencing on April 1, 2011.

Guarantees	The payment of the principal, premium, if any, and interest on the new notes will be fully and unconditionally guaranteed on a senior unsecured basis by our sole existing subsidiary, Banner Pipeline Company, L.L.C., which currently has no independent assets or operations, and by certain of our future restricted subsidiaries. Any guarantees will be unsecured senior indebtedness of our subsidiary guarantors and will have the same ranking with respect to the indebtedness of our subsidiary guarantors as the new notes will have with respect to our indebtedness. See “Description of Notes—Guarantees.”

Ranking	The new notes will be our general unsecured senior obligations. The new notes will:

•	rank equally in right of payment with all of our existing and future senior indebtedness, including our outstanding 8 1/4% Senior Notes due 2019 and our 7 3/8% Senior Notes due 2020;

•	rank senior in right of payment to any of our future subordinated indebtedness; and

•

effectively rank junior in right of payment to all of our and any guarantor’s existing and future secured indebtedness and other obligations, including borrowings under our revolving credit facility, to the extent of the value of the assets securing such indebtedness and other obligations.

Optional Redemption	We will have the option to redeem the new notes, in whole or in part, at any time on or after April 1, 2016, in each case at the redemption prices described in this prospectus under the heading “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

Prior to April 1, 2016, we may redeem the new notes, in whole or in part, at a “make-whole” redemption price described under “Description of Notes—Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

In addition, prior to April 1, 2014, we may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of certain equity offerings at a redemption price equal to 107.125% of the principal amount of the new notes, plus any accrued and unpaid interest to the date of redemption, if (i) at least 65% of the aggregate principal amount of the notes issued under the indenture for the notes remains outstanding after such redemption; (ii) we mail notice of redemption no later than 60 days after the closing of the equity offering and (iii) the redemption occurs within 90 days of the closing of the equity offering.

Mandatory Offers to Purchase	Upon the occurrence of a change of control, holders of the new notes will have the right to require us to purchase all or a portion of the new notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset dispositions, we will be required to use the proceeds of the asset dispositions to make an offer to purchase the new notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Certain Covenants	The indenture governing the new notes contains covenants limiting, among other things, our ability and the ability of our restricted subsidiaries to:

•	incur, assume or guarantee additional indebtedness or issue redeemable stock;

•	pay dividends on stock, repurchase stock or redeem subordinated debt;

•	make certain investments;

•	enter into certain transactions with affiliates;

•	create certain liens on our assets;

•	sell or otherwise dispose of certain assets, including capital stock of subsidiaries;

•	restrict dividends, loans or other asset transfers from our restricted subsidiaries;

•	enter into new lines of business; and

•	consolidate with or merge with or into, or sell all or substantially all of our properties to, another person.

However, many of these covenants will terminate if:

•	both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. assign the notes an investment grade rating;

•	our bank credit facility is no longer secured; and

•	no default under the indenture exists.

These covenants are subject to important exceptions and qualifications, which are described under “Description of Notes—Certain Covenants.”

Transfer Restrictions; Absence of a Public Market for the New Notes	The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors	Investing in the new notes involves risks. See “Risk Factors” beginning on page 8 for a discussion of certain factors you should consider in evaluating an investment in the new notes.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	Nine Months Ended September 30,			Year Ended December 31,
	Pro forma 2010		2010	Pro forma 2009		2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	6.8x	(1)	11.4x	1.8x	(1)	5.7x	43.5x	23.9x	23.4x	14.7x

(1)

Adjusted to give effect to a pro forma increase in interest expense resulting from the issuance of the notes on September 16, 2010, the September 2009 issuance of our 8 1/4% Senior Notes due 2019, and the April 2010 issuance of our 7 3/8% Senior Notes due 2020 and the utilization of the net proceeds from the sale of those notes to repay indebtedness that was outstanding under our revolving credit facility during the nine months ended September 30, 2010 and year ended December 31, 2009, as applicable, as if the issuance of those notes had occurred on January 1, 2010 and January 1, 2009, respectively.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of income before income taxes plus fixed charges (excluding capitalized interest). “Fixed charges” represents interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

RISK FACTORS

Investing in the notes involves risks. You should carefully consider the information included or incorporated by reference in this prospectus, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” and the following risks before investing in the notes. In addition, you should read the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010, which are incorporated by reference in this prospectus and, to the extent applicable, any subsequently filed reports.

We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations.

Risks Relating to the Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not plan to register old notes under the Securities Act of 1933 unless our registration rights agreement with the initial purchasers of the old notes requires us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of these notes outstanding.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our revolving credit facility, the indentures governing our 8 1/4% Senior Notes due 2019 and our 7 3/8% Senior Notes due 2020 and the indenture governing the notes offered hereby restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

If we are unable to comply with the restrictions and covenants in the agreements governing our notes, including the notes offered hereunder, and other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing our notes or in current or future debt financing agreements, there could be a default under the terms of these agreements. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond our control. As a result, we cannot assure you that we will be able to comply with these restrictions and covenants or meet these tests. Any default under the agreements governing our indebtedness, including a default under our revolving credit facility or under the indentures governing the notes offered hereunder, our 8 1/4% Senior Notes due 2019 and our 7 3/8% Senior Notes due 2020, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our revolving credit facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness, including our revolving credit facility and the indenture governing the notes. In the event of such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. Our revolving credit facility contains certain covenants that may inhibit our ability to make certain investments, incur additional indebtedness and engage in certain transactions, which could adversely affect our ability to meet our future goals.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The old notes have not been registered under the Securities Act of 1933, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the old notes or the new notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the old notes and, if issued, the new notes. The initial purchasers are not obligated, however, to make a market in the old notes or the new notes and any market making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the old notes or the new notes.

The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

We may not be able to repurchase the notes in certain circumstances.

Under the terms of the indenture, you may require us to repurchase all or a portion of your notes if we sell certain assets or in the event of a change of control. Also, in these circumstances holders of our outstanding 8 1/4% Senior Notes due 2019 and our 7 3/8% Senior Notes due 2020 and lenders under our revolving credit facility may have the right to require us to repurchase those notes or repay borrowings under our revolving credit facility. As a result, we may not have enough funds to pay the repurchase price of the notes offered hereby on a purchase date (in which case, we could be required to issue common stock to pay the repurchase price). Our existing and any future credit agreements or other debt agreements to which we become a party may provide that our obligation to purchase or redeem the notes would be an event of default under such agreement. As a result, we may be restricted or prohibited from repurchasing or redeeming the notes. If we are prohibited from repurchasing or redeeming the notes, we could seek the consent of our then-existing lenders to repurchase or redeem the notes or we could attempt to refinance the borrowings that contain such prohibition. If we are unable to obtain a consent or refinance the debt, we could not repurchase or redeem the notes. Our failure to redeem tendered notes would constitute a default under the Indenture and might constitute a default under the terms of other indebtedness that we incur.

In a recent decision, the Chancery Court of Delaware raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors may be unenforceable on public policy grounds.

The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the notes upon a change of control would not necessarily afford holders of notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Any guarantees of the notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.

Our only existing subsidiary, Banner Pipeline Company, L.L.C., is the sole initial subsidiary guarantor of the notes. In certain circumstances, any of our future subsidiaries may be required to guarantee the notes. A court could subordinate or void the subsidiary guarantees under various fraudulent conveyance or fraudulent transfer laws. Generally, to the extent that a U.S. court was to find that at the time one of our subsidiaries entered into a subsidiary guarantee and either:

•

the subsidiary incurred the guarantee with the intent to hinder, delay, or defraud any present or future creditor, or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

•	the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary:

•	was insolvent or became insolvent as a result of issuing the subsidiary guarantee,

•	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured,

then the court could void or subordinate the subsidiary guarantee in favor of the subsidiary’s other obligations.

A legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus, among other things, on the benefits, if any, the subsidiary realized as a result of our issuing the notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

Many of the covenants in the indenture governing the notes will terminate if the notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., provided at such time our revolving credit facility is unsecured and no default under the indenture has occurred and is continuing. These covenants will restrict, among other things, our ability to pay dividends, to incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. Please read “Description of Notes—Certain Covenants—Covenant Termination.”

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

•	use commercially reasonable efforts to have the exchange offer completed by the 400th day following issuance of the notes.

Additionally, we agreed to offer the new notes in exchange for surrender of the old notes upon the SEC’s declaring the exchange offer registration statement effective. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest payments on the new notes will be made semi-annually in cash, on April 1 and October 1 of each year, commencing on April 1, 2011. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period of 180 days after the completion of the exchange offer, which period may be extended under certain circumstances.

The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities other than old notes acquired directly from us or one of our affiliates.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an “affiliate” of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

•	will not be able to rely on the interpretation of the staff of the SEC,

•	will not be able to tender its old notes in the exchange offer, and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.”

We further agreed to file with the SEC a shelf registration statement to register for public resale of old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

•	the exchange offer is not permitted by applicable law or SEC policy, or

•	the exchange offer is not for any reason completed by the 400th day following the date of issuance of the notes, or

•	upon completion of the exchange offer, any initial purchaser shall so request in connection with any offering or sale of notes.

We have agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective until the earlier of one year following its effective date and such time as all notes covered by the shelf registration statement have been sold. We refer to this period as the “shelf effectiveness period.”

The registration rights agreement provides that, in the event that either the exchange offer is not completed or the shelf registration statement, if required, is not declared effective (or does not automatically become effective) on or prior to the 400th calendar day following the date of issuance of the notes, the interest rate on the old notes will be increased by 1.00% per annum until the exchange offer is completed or the shelf registration statement is declared effective (or automatically becomes effective) under the Securities Act, at which time the increased interest shall cease to accrue.

If the shelf registration statement has been declared effective (or automatically becomes effective) and thereafter either ceases to be effective or the prospectus contained therein ceases to be usable for resales of the notes at any time during the shelf effectiveness period, and such failure to remain effective or usable for resales of the notes exists for more than 30 calendar days (whether or not consecutive) in any 12-month period, then the interest rate on the old notes will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the shelf registration statement has again been declared (or automatically becomes) effective or the prospectus again becomes usable, at which time the increased interest shall cease to accrue.

Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly rendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference into this prospectus.

Except as set forth above, after consummation of the exchange offer, holders of old notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. See “—Consequences of Failure to Exchange.”

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $400,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral (promptly followed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                         , unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral (promptly followed in writing) or written notice of such extension to their holders. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally (promptly followed in writing) or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral (promptly followed in writing) or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral (promptly followed in writing) or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral (promptly followed in writing) or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the Automated Tender Offer Program (“ATOP”) instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will be deemed to state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act of 1933; and

•

if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m. New York City time on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

•	accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act of 1933 or exempt from the registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act of 1933.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	Nine Months Ended September 30,			Year Ended December 31,
	Pro forma 2010		2010	Pro forma 2009		2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	6.8x	(1)	11.4x	1.8x	(1)	5.7x	43.5x	23.9x	23.4x	14.7x

(1)

Adjusted to give effect to a pro forma increase in interest expense resulting from the issuance of the notes on September 16, 2010, the September 2009 issuance of our 8 1/4% Senior Notes due 2019, and the April 2010 issuance of our 7 3/8% Senior Notes due 2020 and the utilization of the net proceeds from the sale of those notes to repay indebtedness that was outstanding under our revolving credit facility during the nine months ended September 30, 2010 and year ended December 31, 2009, as applicable, as if the issuance of those notes had occurred on January 1, 2010 and January 1, 2009, respectively.

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of income before income taxes plus fixed charges (excluding capitalized interest). “Fixed charges” represents interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest.

We did not have any preferred stock outstanding and there were no preferred stock dividends paid or accrued during the periods presented above.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the caption “—Certain Definitions.” In this description, references to the “Company” refer only to Continental Resources, Inc. and not to any of its subsidiaries.

General

The Company will issue the new notes under the indenture dated as of September 16, 2010 (the “Indenture”) among itself, the Guarantors and Wilmington Trust FSB (a federal savings bank), as trustee (the “Trustee”). The terms of the new notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

The following is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the new notes. A copy of the Indenture is incorporated by reference into this prospectus. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of a new note will be treated as the owner of it for all purposes. Only registered holders of the new notes will have rights under the Indenture, and all references to “holders” in this description are to registered holders of the new notes.

If the exchange offer contemplated by this prospectus is consummated, holders of old notes who do not exchange those notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of such old notes and the new notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

Principal, Maturity and Interest

The New Notes

The new notes:

•	will be general unsecured senior obligations of the Company;

•

will be issued in this exchange offer in an aggregate principal amount of up to $400,000,000 but, subject to compliance with the covenant described in “—Certain Covenants—Limitation on Indebtedness,” additional notes may be issued in an unlimited principal amount (the “Additional Notes”);

•	will rank equally in right of payment with all existing and future senior Indebtedness of the Company, including our outstanding 8 1/4% Senior Notes due 2019 and our 7 3/8% Senior Notes due 2020;

•	will rank senior in right of payment to any future subordinated unsecured Indebtedness of the Company;

•

will be fully and unconditionally guaranteed by Banner Pipeline Company, L.L.C., which currently has no independent assets or operations, and certain future Restricted Subsidiaries of the Company (the “Guarantors”) on a senior basis;

•

will effectively be junior in right of payment to all existing and future secured Indebtedness and obligations of the Company, including Indebtedness under the Senior Credit Agreement, to the extent of the value of the assets securing such Indebtedness and obligations;

•	will mature on April 1, 2021;

•	will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see “—Book-Entry; Delivery and Form”).

Interest on the New Notes:

•	will accrue at the rate of 7 1/8% per annum;

•	will be payable semiannually in arrears on April 1 and October 1;

•	will be payable to the Holders of record on the immediately preceding March 15 or September 15;

•	will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the original date of issuance; and

•	will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest on the new notes will be payable commencing on April 1, 2011.

The principal, premium, if any, and interest on the notes will be payable and the notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes or, at the option of the Company, payment of interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register. No service charge will be made for any registration of transfer or exchange or redemption of notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

We have initially designated the corporate trust office of the Trustee in Wilmington, Delaware to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the Holders of the notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal, premium, if any, and interest on the notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global note.

Guarantees

Payment of the principal, premium, if any, and interest on the notes, when and as the same become due and payable, will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis (the “Guarantees”) by the Guarantors. The Company’s only existing Subsidiary, Banner Pipeline Company, L.L.C., is the sole initial Guarantor, which currently has no independent assets or operations. However, in the circumstances described under “—Certain Covenants —Issuances of Guarantees by Restricted Subsidiaries,” the Company will cause certain future Restricted Subsidiaries to enter into a supplemental indenture pursuant to which each such Restricted Subsidiary shall agree to guarantee the Company’s obligations under the notes jointly and severally with any other Guarantors, fully and unconditionally, on a senior unsecured basis. Unrestricted Subsidiaries will not become Guarantors. The Company currently has no Unrestricted Subsidiaries.

The obligations of each Guarantor under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. See “Risk Factors—Risks Relating to Investment in the Notes—Any guarantees of the notes by our subsidiaries could be deemed fraudulent conveyances under certain circumstances, and a court may subordinate or void the subsidiary guarantees.” Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

The Guarantee of a Guarantor will be released automatically with respect to the notes if:

(1) in connection with any sale or other disposition of (i) all of the Capital Stock of such Guarantor or (ii) all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation), in each case to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition, as applicable, complies with the covenants described below under “—Certain Covenants—Asset Sales” and “—Certain Covenants—Transactions with Affiliates;”

(2) if such Guarantor is a Restricted Subsidiary, the Company properly designates such Guarantor as an Unrestricted Subsidiary;

(3) if the Guarantee was required pursuant to the terms of the Indenture described under “—Certain Covenants—Issuances of Guarantees by Restricted Subsidiaries,” the cessation of the circumstances requiring such Guarantee;

(4) if the notes are discharged in accordance with the procedures described below under “—Defeasance or Covenant Defeasance of Indenture” or “—Satisfaction and Discharge;” or

(5) upon the liquidation or dissolution of such Guarantor;

provided, that any such release and discharge pursuant to clauses (1), (2), (3) and (4) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company shall also terminate at such time.

Optional Redemption

On or after April 1, 2016, the Company may redeem, at any time, all or, from time to time, a portion of the notes issued under the Indenture, upon not less than 30 nor more than 60 days prior notice, in amounts of $1,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), set forth below plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Redemption Price
2016	103.563%
2017	102.375%
2018	101.188%
2019 and thereafter	100.000%

In addition, at any time and from time to time prior to April 1, 2014, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 107.125% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided that this redemption provision shall not be applicable with respect to any transaction that results in a Change of Control. At least 65% of the aggregate principal amount of notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 60 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

At any time prior to April 1, 2016, the Company may also redeem all or a part of the notes, upon not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date.

Selection

If less than all of the notes are to be redeemed, the Trustee shall select the notes to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the notes are listed, or if the notes are not listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable (subject to the procedures of DTC or any other depositary). Notes redeemed in part must be redeemed only in amounts of $1,000 or whole multiples of $1,000 in excess thereof. Redemption of the notes pursuant to the provisions relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require that the Company purchase all or any part (in amounts of $1,000 or whole multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer to purchase all of the notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date.

Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company must notify the Trustee and give written notice of the Change of Control to each holder of notes, by first-class mail, postage prepaid, at his address appearing in the security register. The notice must state, among other things,

•	that a Change of Control has occurred or will occur and the date of such event;

•	the circumstances and relevant facts regarding such Change of Control;

•

the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

•	that any note not tendered will continue to accrue interest;

•

that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

•	other procedures that a holder of notes must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the notes the rights described under “—Events of Default.”

The Senior Credit Agreement provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder, which would permit the lenders under the Senior Credit Agreement to accelerate the maturity of such Indebtedness. If such acceleration occurred, then the Company would be obligated to repay amounts outstanding under such Indebtedness and a default would result under the Indenture. Any future credit agreements or agreements relating to other Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of the lenders under those agreements to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain so prohibited from purchasing the notes. In such case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other Indebtedness. See “Risk Factors—Risks Relating to Investment in the Notes—We may not be able to repurchase the notes in certain circumstances.”

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company. The term “all or substantially all” as used in the definition of “Change of Control” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Therefore, if holders of the notes elected to exercise their rights under the Indenture and the Company elected to contest such election, it is not clear how a court interpreting New York law would interpret the phrase.

The existence of a holder’s right to require the Company to repurchase such holder’s notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

The provisions of the Indenture will not afford holders of the notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company’s management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company’s management or its affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to a Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

The Company will not be required to make a Change of Control Offer (1) upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (2) if notice of redemption for 100% of the aggregate principal amount of the outstanding notes has been given pursuant to the Indenture as described under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the holders of record on relevant record dates to receive interest due on an interest payment date.

Certain Covenants

Covenant Termination

In the event that at any time (a) the rating assigned to the notes by both S&P and Moody’s is at least an Investment Grade Rating, (b) the obligations under the Senior Credit Agreement cease to be secured and (c) no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the Indenture described below under “—Incurrence of Indebtedness and Issuance of Disqualified Stock,” “—Restricted Payments,” “—Transactions with Affiliates,” “—Asset Sales,” “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” and—Lines of Business.” In addition, the Company will no longer be subject to the conditions in clauses (1) and (3) described below under “—Sale Leaseback Transactions” and the financial test set forth in clause (3) of the provisions of the Indenture described below under “—Consolidation, Merger and Sale of Assets.” However, the Company will remain subject to the provisions of the Indenture described below under “—Issuances of Guarantees by Restricted Subsidiaries,” “—Liens,” “—Sale Leaseback Transactions,” except clauses (1) and (3) thereof, “—Unrestricted Subsidiaries” and “—Consolidation, Merger and Sale of Assets,” except clause (3) thereof, and the provisions of the Indenture described above under “—Change of Control.”

The Indenture contains covenants including, among others, the following:

Incurrence of Indebtedness and Issuance of Disqualified Stock

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.25:1.

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(1) Indebtedness of the Company or any Guarantors (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of (x) $1,000.0 million and (y) the sum of $650.0 million and 25.0% of Adjusted Consolidated Net Tangible Assets;

(2) Indebtedness of the Company or any Guarantor pursuant to the notes (excluding any Additional Notes) and any Guarantee of the notes;

(3) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date, and not otherwise referred to in this definition of “Permitted Debt;”

(4) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) guarantees of any Indebtedness of the Company or any of its Restricted Subsidiaries which is permitted to be incurred under the Indenture;

(6) Indebtedness of the Company or any Restricted Subsidiary that constitutes: (a) obligations pursuant to Interest Rate Agreements, but only to the extent such obligations do not, on a net basis, exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Agreements; (b) obligations under currency exchange contracts and related hedging arrangements entered into in the ordinary course of business, and (c) obligations pursuant to hedging arrangements (including, without limitation, swaps, caps, floors, collars, options and similar agreements) entered into in the ordinary course of business for the purpose of mitigating against risks encountered in a Permitted Business;

(7) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing, refinancing, renewing, defeasing or refunding all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or its Subsidiaries; provided that the aggregate principal amount incurred by the Company or any Restricted Subsidiary pursuant to this clause (7) outstanding at any time shall not exceed the greater of (x) $25.0 million and (y) 1.5% of Adjusted Consolidated Net Tangible Assets; provided further that the principal amount of any Indebtedness permitted under this clause (7) did not in each case at the time of incurrence exceed the Fair Market Value, as determined in accordance with the definition of such term, of the acquired or constructed asset or improvement so financed;

(8) Indebtedness of the Company or any Restricted Subsidiary under (a) one or more standby letters of credit issued by or for the account of the Company or a Restricted Subsidiary in the ordinary course of business and (b) other letters of credit, surety, bid, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments; provided that, in each case contemplated by this clause (8), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 60 days following such drawing; provided, further, that with respect to clauses (a) and (b), such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

(9) Indebtedness of the Company or any Restricted Subsidiary with respect to obligations relating to oil or gas balancing positions arising in the ordinary course of business;

(10) Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease or satisfy the notes as described below under “—Defeasance or Covenant Defeasance of Indenture” or “—Satisfaction and Discharge;”

(11) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs or other similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a

Restricted Subsidiary or a Person that, contemporaneously with such acquisition or disposition, becomes a Restricted Subsidiary;

(12) Permitted Refinancing Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) of this covenant and clauses (2), (3), (12) and (13) of this paragraph (b) of this definition of “Permitted Debt;”

(13) if the Company could incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to such incurrence, Acquired Debt; and

(14) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness outstanding at any one time in the aggregate shall not exceed the greater of (x) $50.0 million and (y) 3.0% of Adjusted Consolidated Net Tangible Assets.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion may, at any time, classify or, from time to time, reclassify all or any portion of such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types (or to divide such Indebtedness between two or more of such types); provided that Indebtedness under a Credit Facility which was incurred on or prior to, and outstanding on (after giving effect to the application of proceeds of notes), the Issue Date, and any renewals, extensions, substitutions, refundings, refinancings or replacements thereof, shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) above rather than paragraph (a) above.

Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred pursuant to such Indebtedness and such letter of credit shall be equal to the greater of (x) the principal of the Indebtedness so secured by such letter of credit and (y) the amount that may be drawn under such letter of credit.

The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

Restricted Payments

(a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(1) pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of the Company’s Qualified Capital Stock);

(2) purchase, redeem, defease, retire or otherwise acquire for value the Company’s Capital Stock (including any options, warrants or other rights to acquire such Capital Stock);

(3) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, except a principal payment on, or a purchase, redemption, defeasance, retirement or other acquisition of such Subordinated Indebtedness within one year of final maturity thereof;

(4) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or any Guarantor or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all holders of such Capital Stock of such Restricted Subsidiary); or

(5) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (1) through (5) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”), unless

(1) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an “event of default” under the terms of the Senior Credit Agreement;

(2) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions described under paragraph (a) of “—Incurrence of Indebtedness and Issuance of Disqualified Stock;” and

(3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments made after the Initial Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5) and (7) of paragraph (b) next following) and all Designation Amounts does not exceed the sum of:

(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on July 1, 2009 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B) the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Initial Issue Date by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise acquire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C) the aggregate Net Cash Proceeds received after the Initial Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D) the aggregate Net Cash Proceeds received after the Initial Issue Date by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Issue Date, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E)(a) in the case of the disposition of, or a reduction in, any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the Initial Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Initial Issue Date (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary at the time of such redesignation; and

(F) any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary after the Initial Issue Date; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b) Notwithstanding the foregoing, and in the case of clauses (2) through (6) and (8) below, so long as no Default or Event of Default is then continuing or immediately after giving effect thereto would exist, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (8) being referred to as a “Permitted Payment”):

(1) (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this covenant, and (ii) the payment of any dividends or distributions by the Company to the holders of its Disqualified Stock; provided that such Disqualified Stock is issued on or after the Issue Date in accordance with paragraph (a) of the covenant described below under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(2) the purchase, redemption, defeasance, retirement or other acquisition for value of any Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this covenant;

(3) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this covenant;

(4) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(5) any purchase, redemption, defeasance, retirement or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or an Asset Sale after the Company shall have complied with the provisions of the Indenture described under the caption “—Change of Control” or “—Asset Sales,” as the case may be, and purchased all notes validly tendered for payment in connection with the Change of Control Offer or Prepayment Offer, as the case may be;

(6)(i) the purchase, redemption, defeasance, retirement or other acquisition for value of any Capital Stock of the Company held by any current or former officers, directors, consultants or employees of the

Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors, consultants or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors, including any management equity plan, long-term incentive plan or stock option plan or other management or employee benefit plan, agreement or trust, (ii) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options or to satisfy applicable withholding tax obligations under any such agreements or plans and (iii) any other repurchases of Capital Stock of the Company pursuant to the terms of any such agreements or plans; provided, however, that the aggregate amount of Restricted Payments pursuant to subclauses (i) and (iii) above do not, in the aggregate, exceed $2.5 million in any calendar year (with unused amounts to be carried over to succeeding calendar years);

(7) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company; and

(8) Restricted Payments not exceeding $40.0 million in the aggregate since the Initial Issue Date.

In determining whether any Restricted Payment is permitted by the foregoing covenant, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (1) through (8) of the preceding paragraph (b) or among such clauses and the paragraph (a) of this covenant including the second set of clauses (1), (2) and (3) thereof; provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, and all prior Restricted Payments would be permitted under the various provisions of the foregoing covenant. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.

Transactions with Affiliates

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary of the Company) unless such transaction or series of related transactions is entered into in good faith, and

(1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with a party who is not an Affiliate of the Company,

(2) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $25.0 million, such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or

(3) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $50.0 million, the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view;

provided, however, that this provision shall not apply to:

(i) employment benefit, compensation and award arrangements, programs and plans with any employee, consultant, officer or director of the Company or any Restricted Subsidiary, including under any employment agreement, equity option or equity incentive plans or insurance, deferred compensation or retirement plans, and customary indemnification arrangements with employees, consultants, officers or directors of the Company or any Restricted Subsidiary, in each case entered into in the ordinary course of business,

(ii) the payment of reasonable and customary fees to directors and consultants of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Affiliates,

(iii) loans or advances to non-executive officers and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $1.0 million outstanding at any one time,

(iv) any Restricted Payments or Permitted Payments made in compliance with “—Restricted Payments” above or any Permitted Investment,

(v) any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable to the holders of the notes than those in effect on the Issue Date, and

(vi) sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company,

(vii) in the case of (1) contracts for (A) drilling or other oil field services or supplies, (B) the sale, storage, gathering or transport of hydrocarbons or (C) the lease or rental of office or storage space or (2) other operational-type contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the Company, and

(viii) any transactions between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because a director of such Person is also a director of the Company or a Restricted Subsidiary, on the other hand; provided that such director abstains from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction.

Liens

The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, (i) create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or (ii) assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, other than Permitted Liens, in each case unless the notes (or a Guarantee in the case of Liens of a Guarantor) is directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the Indebtedness secured by such Lien.

Notwithstanding the foregoing, any Lien, assignment or conveyance securing the notes or a Guarantee granted pursuant to the immediately preceding paragraph shall be automatically and unconditionally released and discharged upon: (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or (iii) with respect to any Lien, assignment or conveyance securing a Guarantee, the release of such Guarantee in accordance with the Indenture.

Asset Sales

(a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale and (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties (including pursuant to asset swaps) or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the notes) or liabilities of any Guarantor that made such Asset Sale (other than liabilities of a Guarantor that are by their terms subordinated to such Guarantor’s Guarantee), or any combination of the foregoing, in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities, or, solely in the case of any Asset Sale of Production Facility or Pipeline Assets, Permitted MLP Securities; provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in breach of the covenant described above under the caption “—Liens” or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (i) and (ii) of this paragraph (a).

(b) Within 365 days after the receipt by the Company or a Restricted Subsidiary of Net Available Cash from an Asset Sale, such Net Available Cash may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to

(1) prepay or repay Indebtedness of the Company under any Credit Facility;

(2) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in a Permitted Business; or

(3) purchase notes, or purchase or repay on a permanent basis other Indebtedness (excluding (i) any Subordinated Indebtedness and (ii) any notes or other Indebtedness owned by the Company or an Affiliate of the Company);

provided, that the Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (2) of this paragraph (b) if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with such clause (2), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Available Cash, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Available Cash in any manner that is not prohibited by the Indenture.

(c) Any Net Available Cash from an Asset Sale not applied in accordance paragraph (b) above within 365 days (or within one year and six months as the case may be) from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer to purchase notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the “Prepayment Offer”) at a purchase price equal to 100% of the principal amount of such notes plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (as defined in paragraph (d) below) in accordance with the procedures (including prorating in the event of over subscription) set forth in the Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the notes and such Pari Passu Indebtedness, and the aggregate principal amount of notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of notes tendered by holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the notes tendered and the Trustee will select the notes to be purchased in accordance with the Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph (c) and provided that all holders of notes have been given the opportunity to tender their notes for purchase as described in paragraph (d) below in accordance with the Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes not prohibited by the Indenture and the amount of Excess Proceeds will be reset to zero.

(d) Within 30 days after the 365th day following, or the date one year and six months following, the date of an Asset Sale (as the case may be), the Company shall, if it is obligated to make an offer to purchase the notes pursuant to paragraph (c) above, send a written Prepayment Offer notice, by first-class mail, to the holders of the notes and to the Trustee (the “Prepayment Offer Notice”), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such holders of the notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:

(1) that the Company is offering to purchase notes pursuant to the provisions of the Indenture;

(2) that any note (or any portion thereof) accepted for payment (and duly paid on the Asset Sale Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Asset Sale Purchase Date;

(3) that any notes (or portions thereof) not properly tendered will continue to accrue interest;

(4) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Asset Sale Purchase Date”);

(5) the aggregate principal amount of notes to be purchased;

(6) a description of the procedure which holders of notes must follow in order to tender their notes and the procedures that holders of notes must follow in order to withdraw an election to tender their notes for payment; and

(7) all other instructions and materials necessary to enable holders of notes to tender notes pursuant to the Prepayment Offer.

(e) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to a Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

Issuances of Guarantees by Restricted Subsidiaries

The Company will provide to the Trustee, on or prior to the 90th day after the date that (i) any Person becomes a Wholly Owned Restricted Subsidiary after the Issue Date (excluding any Foreign Subsidiary and any Immaterial Subsidiary), (ii) any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (excluding any Foreign Subsidiary and any Immaterial Subsidiary), or (iii) any Restricted Subsidiary of the Company (which is not a Guarantor) becomes a guarantor or obligor in respect of any Indebtedness of the Company or any of the Guarantors, in each case, a supplemental indenture to the Indenture, executed by such Restricted Subsidiary, providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company’s obligations under the notes and the Indenture to the same extent as that set forth in the Indenture.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

(a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of such Restricted Subsidiary to:

(1) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary,

(2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(3) make loans or advances to the Company or any other Restricted Subsidiary or

(4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, paragraph (a) above will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

(1) any agreement (including the Senior Credit Agreement) in effect on the Issue Date;

(2) any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3) any agreement or instrument governing any Acquired Debt or other agreement of any entity or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the Indenture;

(4) any applicable law or any requirement of any regulatory body;

(5) any agreement in relation to any Liens securing obligations or Indebtedness (provided such Liens are otherwise permitted to be incurred under the provisions of the covenant described above under the caption “—Liens”) that limit the right of the debtor to dispose of or otherwise transfer the assets subject to such Liens;

(6) provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or restrictions in licenses relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided, however, that such encumbrances or restrictions do not materially impair the ability of the Company to make scheduled payments on the notes when due;

(7) agreements with respect to asset or Capital Stock sales, which limit the transfer of such assets or Capital Stock pending the closing of such sale;

(8) shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided, however, that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity; and provided, further, however, that such encumbrances and restrictions do not materially impair the ability of the Company to make scheduled payments on the notes when due;

(9) cash or other deposits, or net worth requirements or similar requirements, imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(10) any other Credit Facility governing debt of the Company or any of its Restricted Subsidiaries, permitted to be incurred under the provisions of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock;” provided, however, that such encumbrances or restrictions (i) are not materially more restrictive, taken as a whole, than those contained in the Senior Credit Agreement or (ii) do not (except upon a default or event of default thereunder) restrict the payment of dividends in an amount sufficient to materially impair the ability of the Company to make scheduled payments on the notes when due;

(11) restrictions of the nature described in clause (4) of the preceding paragraph (a) by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business; and

(12) any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any agreement, requirement, provision, instrument or document containing the encumbrances or restrictions in the foregoing clauses (1) through (11), or in this clause (12); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to such agreement, requirement, provision, instrument or document so affected.

Sale Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale Leaseback Transaction; provided, that the Company or any of its Restricted Subsidiaries may enter into a Sale Leaseback Transaction if:

(1) the Company or such Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale Leaseback Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(2) the gross cash proceeds of such Sale Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale Leaseback Transaction; and

(3) the transfer of assets in such Sale Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale in compliance with, the covenant described above under the caption “—Asset Sales.”

Unrestricted Subsidiaries

The board of directors of the Company may after the Issue Date designate any Subsidiary as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b)(x) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of “—Restricted Payments” above in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary as determined in good faith by the Company’s board of directors, or (y) the Designation Amount is less than $1,000;

(c) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(d) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the notes; and

(e) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed, for all purposes of the Indenture, to have made an Investment equal to the Designation Amount that constitutes a Restricted Payment pursuant to the covenant “—Restricted Payments.”

The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

(a) provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided, however, that this covenant shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under the Indenture, or

(b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all present and future Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

(c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “—Incurrence of Indebtedness and Issuance of Disqualified Stock.”

All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this covenant.

Payments for Consent

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or is paid to all holders of notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Lines of Business

Neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage in any material respect in any line or lines of business activity other than that which is a Permitted Business.

Reports

Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will file with the Commission and furnish to the holders of notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors.

The Company will be deemed to have furnished such reports to the Trustee and the holders of notes if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.

For so long as any notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Consolidation, Merger and Sale of Assets

The Indenture provides that the Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or a Guarantor), unless at the time and after giving effect thereto:

(1) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership (provided that in the event the Surviving Entity is a limited partnership, then a Subsidiary of the Surviving Entity that is a corporation or limited liability company shall execute a supplemental indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the notes and the Indenture) duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture, and the notes and the Indenture will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3) except in the case of a merger of the Company with or into a Restricted Subsidiary or a Restricted Subsidiary with or into the Company or any other Restricted Subsidiary, or a sale, assignment, conveyance, transfer, lease or other disposition of properties or assets to the Company or one or more Restricted

Subsidiaries, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions of “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(4) unless the Company is the continuing obligor under the Indenture, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the notes;

(5) at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of “—Certain Covenants—Liens” are complied with; and

(6) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other disposition and any supplemental indenture in respect thereof comply with the Indenture.

Except as provided under the third paragraph of “Guarantees,” each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any other Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, in the case of clause (y) would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(1) either (a) the Guarantor or the Company or another Guarantor will be the continuing Person in the case of a merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the notes and the Indenture, and such Guarantee and the Indenture will remain in full force and effect;

(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other disposition and any supplemental indenture in respect thereof comply with the Indenture;

provided, however, that this paragraph shall not apply to any Guarantor whose Guarantee of the notes is unconditionally released and discharged in accordance with the Indenture.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, shall be discharged (other than, in the case of the Company, in a transaction that results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets (as of the date of the latest internal balance sheet available to the Company) of the Company or the Consolidated revenue of the Company (as of the latest 12-month period for which internal financial statements are available to the Company)) from all obligations and covenants under the Indenture and the notes or its Guarantee, as the case may be.

Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate of it incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits.

Events of Default

The Indenture provides that an Event of Default will occur if:

(1) there shall be a default in the payment of any interest on any note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2) there shall be a default in the payment of the principal of (or premium, if any, on) any note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(3) there shall be a default in the performance or breach of the provisions described under “—Consolidation, Merger and Sale of Assets,” the Company shall have failed to make or consummate a Prepayment Offer in accordance with the provisions of “—Certain Covenants—Asset Sales,” or the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of “—Change of Control;”

(4) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or (3) above) and such default or breach shall continue for a period of 60 days (or 180 days in relation to the covenant described under “—Certain Covenants—Reports”) after written notice has been given, by certified mail, (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes;

(5)(a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any other Significant Subsidiary then has outstanding Indebtedness in excess of $25.0 million when the same shall become due and payable in full and such default shall have continued after any applicable notice or grace period and shall not have been cured or waived or such amount repaid, and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (5) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated and such acceleration shall not have been rescinded or such Indebtedness repaid;

(6) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

(7) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $25.0 million (excluding amounts covered by enforceable insurance policies issued by solvent insurance carriers), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect; or

(8) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

If an Event of Default (other than as specified in clause (8) of the prior paragraph with respect to the Company) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the notes), and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8) of the prior paragraph occurs and is continuing with respect to the Company, then all the notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the notes, together with accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the Trustee or any holder of notes. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of notes outstanding by written notice to the Company and the Trustee, on behalf of the holders of notes, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all notes then outstanding, (3) the principal of, and premium, if any, on any notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

The holders of a majority in aggregate principal amount of the notes outstanding, by written notice to the Trustee and the Company, may on behalf of the holders of all such outstanding notes waive any existing Default or Event of Default under the Indenture and its consequences, except a continuing Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any note (which may only be waived with the consent of each holder of notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each note affected by such modification or amendment.

No holder of any of the notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless (i) such holder has previously given the Trustee written notice that an Event of Default has occurred and is continuing, (ii) the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request to the Trustee to institute a proceeding or pursue a remedy, (iii) such holders have offered reasonable security or indemnity to the Trustee to institute such proceeding or pursue such remedy as Trustee under the notes and the Indenture, (iv) the Trustee has failed to institute such proceeding or pursue such remedy within 30 days after receipt of such notice and such offer of security or indemnity, and (v) the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. Such limitations do not, however, apply to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

The Company is required to notify the Trustee on or before the thirtieth day after it has knowledge of the occurrence and continuance of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 90 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred during the previous year and is then continuing. Subject to the provisions of the Indenture relating to the duties of the Trustee if an Event of Default has occurred and is continuing, the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby and complied with any other applicable provisions of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company, any Guarantor or any other Restricted Subsidiary under the notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting such note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Defeasance or Covenant Defeasance of Indenture

The Company may, at its option and at any time, elect to have all obligations of the Company discharged with respect to the Indenture and the outstanding notes and all obligations of the Guarantors discharged with respect to the Guarantees with respect to the Indenture and such notes (“defeasance”). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture, the notes and the Guarantees shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes and the Guarantees, and all shall be discharged from the payment and performance of all other obligations under the Indenture and with respect the notes and Guarantees, except for:

(1) the rights of holders of such outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are scheduled to be due from Funds in Trust (as defined below),

(2) the Company’s obligations with respect to the holders of notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee and

(4) the provisions of the Indenture with respect to defeasance.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to the covenants that are described under “—Change of Control” and “—Certain Covenants” and the limitations in clause (3) of the covenant described under “—Consolidation, Merger and Sale of Assets” (“covenant defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default. In the event covenant defeasance occurs, the Events of Default described in clauses (3) through (7) under “—Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either defeasance or covenant defeasance with respect to the notes,

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes cash in United States dollars, U.S. Government Obligations or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity (or the applicable redemption date, if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on such redemption date, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date);

(b) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(c) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the incurrence of Indebtedness or Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or insofar as clause (8) under the first paragraph under “—Events of Default” is concerned, at any time during the period ending on the 91st day after the date of deposit;

(e) such deposit shall not result in a breach of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound or if such breach or default would occur, which is not waived as of, or for all purposes, on or after, the date of such deposit;

(f) such deposit shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(g) the Company will have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee to the effect that (assuming no holder of the notes would be considered an insider of the Company or any Guarantor under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company or any Guarantor between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(h) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; and

(i) the Company will have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise expressly provided for in the Indenture) as to all such outstanding notes issued thereunder when

(a) either

(1) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid or notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or

(2) all such notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable by reason of making of a notice of redemption or otherwise, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b) the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(d) the Company or any Guarantor has paid or caused to be paid all other sums due and payable under the Indenture by the Company and any Guarantor; and

(e) the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendments and Waivers

Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, any other obligor under the notes, and the Trustee with the consent of the holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes ); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding note affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such note (except rescission of acceleration of notes by the holders of a majority in aggregate principal amount of such notes and a waiver of the payment default that resulted from such acceleration) or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(2) reduce the amounts required to be paid by the Company (or materially defer the times at which the Company is required to pay such amounts) pursuant to a Prepayment Offer in connection with any Asset Sale or Asset Sales in accordance with “—Certain Covenants—Asset Sales” or pursuant to a Change of Control Offer in the event of any Change of Control in accordance with “—Change of Control;”

(3) reduce the percentage in principal amount of such outstanding notes, the consent of whose holders is required for any such amendment or supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

(4) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults, except to increase the percentage of such outstanding notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such note affected thereby;

(5) voluntarily release, other than in accordance with the Indenture, the Guarantee of any Guarantor; or

(6) amend or modify any of the provisions of the Indenture in any manner which subordinates the notes issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.

Notwithstanding the foregoing, without the consent of any holders of the notes, the Company, any Guarantor, any other obligor under the notes and the Trustee may modify, supplement or amend the Indenture:

(1) to evidence the succession of another Person to the Company, a Guarantor, or any other obligor under the notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in the Indenture and in the notes and in any Guarantee in accordance with “—Consolidation, Merger and Sale of Assets” including the addition of any required co-issuer of notes;

(2) to add to the covenants of the Company, any Guarantor or any other obligor under the notes for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the notes, as applicable, in the Indenture, in the notes or in any Guarantee;

(3) to cure any ambiguity, or to correct or supplement any provision in the Indenture, the notes issued thereunder or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the notes or any Guarantee;

(4) to make any provision with respect to matters or questions arising under the Indenture, the notes or any Guarantee; provided that such provisions shall not adversely affect the interest of the holders of the notes in any material respect;

(5) to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the notes and/or other obligations under the Indenture;

(6) to release a Guarantor as provided in the Indenture;

(7) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(8) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under the Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to the Indenture or otherwise;

(9) to provide for the issuance of Additional notes and related Guarantees under the Indenture in accordance with the limitations set forth in the Indenture;

(10) to comply with the rules of any applicable securities depositary;

(11) to provide for uncertificated notes in addition to or in place of certificated notes;

(12) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

(13) to conform the text of the Indenture, the notes or the Guarantees to any provision of this “Description of Notes.”

The holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain covenants and provisions of the Indenture.

Governing Law

The Indenture, the notes and Guarantees are to be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

Wilmington Trust FSB, the Trustee under the Indenture, is also the initial paying agent and registrar for the notes. Such bank also serves as trustee under the indentures for our 8 1/4% Senior Notes due 2019 and our 7 3/8% Senior Notes due 2020.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest while any Default exists it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (which has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes issued thereunder unless such holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Book-Entry; Delivery and Form

Global Notes

The new notes, like the old notes, will be issued in the form of one or more fully registered notes in global form, without interest coupons. The new notes will be deposited with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global notes to the accounts of the DTC participants that have tendered the old notes to the account designated by the exchange agent; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global notes).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, including its participants, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”). We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time.

•	Neither we nor the Trustee is responsible for those operations or procedures.

•	DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations, and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers, and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction, or approval to the Trustee.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any), and interest with respect to the new notes represented by a global note will be made by the Trustee to DTC’s nominee, as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising, or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear, and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear, or Clearstream, or their participants or indirect participants, of their obligations under the rules and procedures governing their operations.

Certificated Notes

New notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes.

Certain Definitions

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than

Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in a Permitted Business or any business ancillary thereto, (ii) Investments in any other Person engaged in a Permitted Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(i) the sum of:

(a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are then available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated increases in proved oil and gas reserves since such year-end due to exploration, development or exploitation activities or due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves reflected in such year-end report produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers, plus

(b) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, plus

(c) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such appraisal of such assets if no such appraisal has been performed), minus (ii) the sum of:

(a) minority interests, plus

(b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest annual or quarterly financial statements (to the extent not deducted in calculating Net Working Capital in accordance with clause (i)(b) of this definition), plus

(c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto), plus

(d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at April 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on such note to April 1, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such note.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation, Production Payments and Reserve Sales or a Sale Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary (other than director’s qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other properties, assets or rights of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include:

(A) any transfer of properties and assets that is governed by the provisions described under “—Consolidation, Merger and Sale of Assets” or “—Change of Control,”

(B) any transfer of properties, assets and rights that is by the Company to any Restricted Subsidiary or Guarantor, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary or Guarantor, which is not made in breach of the terms of the Indenture,

(C) any transfer of properties, assets and rights that would be within the definition of a (i) “Restricted Payment” and would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under the “Restricted Payments” covenant or (ii) “Permitted Investment,”

(D) the trade, sale or exchange of Cash Equivalents, or the trade, sale, exchange or other disposition of (i) obsolete assets or (ii) other obsolete property no longer suitable for use in any Permitted Business,

(E) the abandonment or relinquishment of assets or property in the ordinary course of business including, without limitation, the abandonment, relinquishment or farm-out of oil and gas properties, leases, concessions or drilling or exploration rights or interests therein,

(F) the transfer of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business,

(G) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary), shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 60 days after the acquisition of, the Property that is subject thereto,

(H) the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(I) the creation or incurrence of any Lien,

(J) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(K) the Fair Market Value of which in the aggregate does not exceed $10.0 million in any transaction or series of related transactions, or

(L) the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves.

“Attributable Indebtedness” in respect of a Sale Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), joint venture interests, limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2) deposits, time deposit accounts, certificates of deposit, money market deposits or acceptances of (i) any financial institution having capital and surplus in excess of $500 million that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by S&P, or at least “P-1” by Moody’s or (ii) any financial institution that is a lender under the Senior Credit Agreement,

(3) commercial paper with a maturity of 365 days or less, from the date of acquisition, issued by a Person (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s,

(4) repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1) above that are entered into with a financial institution described in clause (2) above and mature within 365 days from the date of acquisition, and

(5) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Hamm Group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company or any Successor Parent (measured by voting power rather than the number of shares); provided that no Change of Control shall be deemed to occur by reason of the Company becoming a Subsidiary of a Successor Parent;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or any Successor Parent (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company or any Successor Parent, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

(3) the Company or any Successor Parent consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company or any Successor Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or such Successor Parent, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where

(A) in the case of any such merger or consolidation, the outstanding Voting Stock of the Company or such Successor Parent, as the case may be, is changed into or exchanged for (1) Voting Stock of the surviving Person which is not Disqualified Stock or (2) cash, securities and other property (other than Capital Stock of the surviving Person) in an amount which could be paid by the Company as a Restricted Payment as described under “—Certain Covenants— Restricted Payments” (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under “—Certain Covenants—Restricted Payments”) and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Hamm Group, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person; or

(4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Consolidation, Merger and Sale of Assets.”

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any Restricted Subsidiary solely for the purpose of changing the legal structure of the Company or such Restricted Subsidiary.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act then the body performing such duties at such time.

“Company” means Continental Resources, Inc., an Oklahoma corporation, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries, which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (1) all intercompany items between the Company and such Restricted Subsidiaries and (2) all current maturities of longterm Indebtedness, all determined in accordance with GAAP consistently applied.

“Consolidated EBITDAX” of any Person means, without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated exploration expenses, and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period, less (to the extent included in determining Consolidated Net Income (Loss)) the sum of (a) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income (Loss) in determining Consolidated EBITDAX in any prior period.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of

(a) Consolidated EBITDAX for such period to

(b) the sum of Consolidated Interest Expense for such period,

in each case after giving pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act or any successor provision) to, without duplication,

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by such Person and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3) in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(4) any acquisition or disposition by such Person and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that

(1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding for any part of the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, and

(2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a) the interest expense, less interest income, of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation,

(1) amortization of debt discount (excluding amortization of capitalized debt issuance costs),

(2) the net cash costs associated with Interest Rate Agreements (including amortization of discounts),

(3) the interest portion of any deferred payment obligation,

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

(5) accrued interest, plus

(b)(1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

(2) all capitalized interest of such Person and its Restricted Subsidiaries plus

(c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under any other clause hereof, whether or not paid by such Person or its Restricted Subsidiaries, plus

(d) dividend payments by such Person with respect to Disqualified Stock and by any of its Restricted Subsidiaries with respect to Preferred Stock (except, in either case, dividends paid solely in Qualified Capital Stock of such Person or such Restricted Subsidiary, as the case may be).

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(3) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of a Permitted Business (including, without limitation, dispositions pursuant to Sale Leaseback Transactions, but excluding transactions such as farmouts, sales of leasehold inventory, sales of working interests and proved properties, and sales of undivided interests in drilling prospects),

(5) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders,

(6) any write-downs of non-current assets, provided that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred,

(7) any cumulative effect of a change in accounting principles, and

(8) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period but including, without limitation, any non-cash charge arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards).

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Credit Facility” means, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, borrowings, issuances or other debt obligations, in each case, as amended, restated, modified, increased, renewed, extended, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), and in respect to the foregoing, any and all agreements and related documents from time to time in effect.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company) in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Offering” means an underwritten public offering, or an offering made in compliance with Rule 144A under the Securities Act, of common stock (other than Disqualified Stock) of the Company with gross proceeds to the Company of at least $25.0 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Exchanged Properties” means properties or assets or Capital Stock representing an equity interest in properties or assets used or useful in a Permitted Business, received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other such properties or assets; provided, in the case of Capital Stock, that the issuer of such Capital Stock is or as a result of such transaction becomes a Restricted Subsidiary.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $10.0 million shall be determined by the board of directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such board of directors, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (i) is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (ii) was organized under any such laws but has no material assets other than Capital Stock of foreign entities of the type described in the preceding clause (i).

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, which are applicable at the date of determination.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(5) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary of the Company which is a guarantor of the notes, including any Person that is required after the Issue Date to guarantee the notes pursuant to the “Issuances of Guarantees by Restricted Subsidiaries” covenant until a successor replaces such Person pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

“Hamm Group” means (i) Harold G. Hamm (“Hamm”); (ii) Hamm’s wife; (iii) any of Hamm’s lineal descendants; (iv) Hamm’s guardian or other legal representative or Hamm’s estate; (v) any trust of which at least one of the trustees is Hamm, or the principal beneficiaries of which are any one or more of the Persons in clauses (i) through (iv) above; (vi) any Person which is controlled by any one or more of the Persons in clauses (i) through (v) above; and (vii) any group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the Issue Date) that includes one or more of Persons described in clauses (i) through (vi) above, provided that such Persons described in clauses (i) through (vi) above control more than 50% of the voting power of such group.

“Immaterial Subsidiary” means any Subsidiary of the Company with total assets of less than $500,000, as determined in accordance with the latest internal financial statements available to the Company.

“Indebtedness” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money,

(2) all reimbursement obligations of such Person, contingent or otherwise, for letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(3) all indebtedness (i) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), or (ii) for the deferred purchase price of property or services, but excluding in each case (x) Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business and (y) obligations arising under contracts for the exploration, development, drilling, completion, and plugging and abandonment of wells, in each case, however, other than payments due more than six months after the completion of such activity under such contract,

(4) all obligations under or in respect of currency exchange contracts, oil, gas or other hydrocarbon price hedging arrangements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), in each case, after giving effect to netting,

(5) all Capital Lease Obligations of such Person,

(6) the Attributable Indebtedness related to any Sale Leaseback Transaction,

(7) all Indebtedness referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons, to the extent the payment of such Indebtedness or dividends is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but any such secured Indebtedness will be limited in amount to an amount not to exceed the lesser of the amount of such Person’s Indebtedness or the Fair Market Value of such property,

(8) all Guaranteed Debt of such Person,

(9) all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(10) Preferred Stock of any Restricted Subsidiary of the Company or any Guarantor valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(11) with respect to any Production Payment and Reserve Sale, any warranties or guarantees of production or payment by such Person with respect to such Production Payment and Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale and

(12) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (11) above.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, as the case may be, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Disqualified Stock or Preferred Stock, as the case may be. Subject to clause (11) of the preceding paragraph, Production Payments and Reserve Sales shall not be deemed to be Indebtedness.

“Indenture Obligations” means the obligations of the Company and any other obligor under the Indenture or under the notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the notes, according to the respective terms thereof.

“Initial Issue Date” means September 23, 2009, the date of original issuance of our 8 1/4% Senior Notes due 2019.

“Interest Rate Agreements” means one or more interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and other types of interest rate hedging agreements from time to time entered into with one or more financial institutions.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect (i) advances or extensions of credit to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, (ii) endorsements for collection or deposit arising in the ordinary course of business and (iii) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company or such Restricted Subsidiary will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s interest in such Subsidiary that were not sold or disposed of in an amount determined for a Restricted Payment as provided in clause (a) of “—Certain Covenants—Restricted Payments.”

“Investment Grade Rating” means BBB- or above, in the case of S&P (or its equivalent under any successor rating categories of S&P), Baa3 or above, in the case of Moody’s (or its equivalent under any successor rating categories of Moody’s), and the equivalent in respect of the rating categories of any Rating Agencies substituted for S&P or Moody’s.

“Issue Date” means the earliest original issue date of the notes under the Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. References in the Indenture to Liens allowed to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to such property, upon any contractual rights relating primarily to such Property, and upon any proceeds of such Property or of such accessions, improvements, additions or contractual rights.

“Liquid Securities” means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the NYSE Amex, the Nasdaq Stock Market or any successor to any such exchange or market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 360 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 360 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the Indenture described under “—Certain Covenants—Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Maturity” means, when used with respect to the notes, the date on which the principal or purchase or redemption price of the notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Prepayment Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).

“Net Available Cash” from an Asset Sale or Sale Leaseback Transaction means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, or upon sale or disposition of any non-cash consideration received in such Asset Sale or Sale Leaseback Transaction, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Cash Equivalents, and excluding (x) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets or property that is the subject of such Asset Sale or Sale Leaseback Transaction and (y) except to the extent subsequently converted to cash, Cash Equivalents or Liquid Securities within 360 days after such Asset Sale or Sale Leaseback Transaction, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:

(a) all legal, accounting, investment banking, brokers, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale Leaseback Transaction,

(b) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale or Sale Leaseback Transaction) which is secured by any assets subject to such Asset Sale or Sale Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale Leaseback Transaction; provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale Leaseback Transaction,

(d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale Leaseback Transaction, and

(e) all relocation expenses incurred as a result thereof and all related severance and associated costs, expenses and charges of personnel related to sold assets and related operations;

provided, however, that if any consideration for an Asset Sale or Sale Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock, or debt securities or Capital Stock that has been converted into or exchanged for Capital Stock as referred to under “—Certain Covenants—Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” means the sum of (i) all current assets of the Company and its Restricted Subsidiaries plus (ii) the amount of borrowings available to be incurred under the Senior Credit Agreement, less all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case (other than in respect of the amount referred to in the preceding clause (ii)) as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP, provided, however, that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and carbon dioxide and other related energy businesses, including contract drilling and other oilfield services.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the notes or a Guarantee, as the case may be.

“Pari Passu Offer” means an offer by the Company or a Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued or incurred.

“Permitted Business” means the Oil and Gas Business.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, a Permitted Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Permitted Business jointly with third parties, including (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage, terminalling, or related systems and (ii) Investments and expenditures in the form of, or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, agreements for the transportation or exchange of oil, natural gas and other hydrocarbons, development agreements, area of mutual interest agreements, production sharing agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties (including Unrestricted Subsidiaries) in compliance with the covenant described under “—Certain Covenants—Transactions with Affiliates,” excluding, however, Investments in corporations other than Restricted Subsidiaries.

“Permitted Investment” means:

(1) Investments (i) in the Company, (ii) in any Restricted Subsidiary or (iii) in any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5) and (6) of the definition of “Permitted Debt;”

(3) Investments in any of the notes;

(4) Cash Equivalents;

(5) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

(6) any security or other Investments received or Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption “—Certain Covenants—Asset Sales;”

(7) Investments in existence on the Issue Date;

(8) Investments acquired in exchange for the issuance of Capital Stock of the Company (other than Disqualified Stock of the Company);

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10) relocation allowances for, and advances and loans to, employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Capital Stock of the Company in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest or any such loans; provided that the aggregate outstanding principal amount of such loans, advances and allowances shall not exceed at any time $5.0 million;

(11) any Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and (ii) received in settlement or compromise of receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, workout or insolvency of any trade creditor or customer;

(12) other Investments in the aggregate amount outstanding at any one time of up to the greater of (x) $50.0 million and (y) 3.0% of Adjusted Consolidated Net Tangible Assets; and

(13) guarantees received with respect to any Permitted Investment listed above.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value.

“Permitted Lien” means:

(1) any Lien existing as of the Issue Date securing Indebtedness existing on the Issue Date and not otherwise referred to in this definition; provided, however, that in the event all the conditions described above under “—Certain Covenants—Covenant Termination” shall have been satisfied and the Company and its Restricted Subsidiaries shall no longer be subject to the provisions of the Indenture terminated in accordance with such provision, Liens securing Indebtedness under the Senior Credit Agreement shall no longer be deemed to be Permitted Liens by reason of this clause (1);

(2) any Lien with respect to the Senior Credit Agreement or any other Credit Facilities so long as the aggregate principal amount outstanding under the Senior Credit Agreement and all other Credit Facilities does not exceed the principal amount which could be borrowed under the covenant described under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;”

(3) any Lien securing the notes and the Guarantees and other obligations arising under the Indenture;

(4) any Lien in favor of the Company or a Restricted Subsidiary;

(5) any Lien arising by reason of:

(A) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(B) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(C) security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;

(D) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(E) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business;

(F) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(G) operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business for sums which are not yet delinquent for more than 30 days or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(H) Indebtedness or other obligations of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary of the Company; or

(I) normal depository arrangements with banks;

(6) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(7) any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(8) any Lien securing Indebtedness permitted to be incurred pursuant to clause (6) or clause (9) of the definition of Permitted Debt, so long as none of such Indebtedness constitutes debt for borrowed money;

(9) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with the Indenture (pursuant to clause (7) or (8) of the definition of Permitted Debt) and which is incurred or assumed to finance the acquisition, development or construction of real or personal, moveable or immovable property; provided that such Lien only extends to such acquired, developed or constructed property, such Lien secures Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, the incurrence of such Indebtedness is permitted by the “Incurrence of Indebtedness and Issuance of Disqualified Stock” covenant and such Lien is incurred not more than 90 days after the later of the acquisition or completion of development or construction of the property subject to such Lien;

(10) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(11)(A) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (B) Liens on property, assets or shares of capital stock existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(12) Oil and Gas Liens which are not incurred in connection with the borrowing of money;

(13) Liens on the Capital Stock of any Unrestricted Subsidiary to the extent securing Unrestricted Subsidiary Indebtedness;

(14) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (13) so long as no additional collateral is granted as security thereby;

(15) in addition to the items referred to in clauses (1) through (14) above, Liens of the Company and its Restricted Subsidiaries to secure Indebtedness in an aggregate amount at any time outstanding which does not exceed the greater of $50.0 million and 3.0% of Adjusted Consolidated Net Tangible Assets as most recently determined at such time.

“Permitted MLP Securities” means equity securities (including incentive distribution rights) of a master limited partnership (or limited liability company or similar business entity with pass-through treatment for U.S. Federal income tax purposes) that has a class of equity securities traded on the New York Stock Exchange, the NYSE Amex, the Nasdaq Stock Market or any successor to any such exchange or market, provided that such master limited partnership (or other entity) is an Affiliate of the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace (“refinance”) other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

(3) if the Indebtedness being refinanced is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being refinanced; and

(4) such Indebtedness is incurred by the Company or such Indebtedness is incurred by the Restricted Subsidiary that is the primary obligor on the Indebtedness being refinanced.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Production Facility or Pipeline Assets” means (i) assets used primarily for production gathering, transmission, transportation, storage, processing or treatment of natural gas, natural gas liquids or other hydrocarbons or carbon dioxide and (ii) equity interests of any Person that has no substantial assets other than assets referred to in clause (i).

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such properties, production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the above definition of “Liens”),

(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions, improvements, and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and

(3)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or the applicable Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the above definition of “Liens”).

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Rating Agencies” means (a) S&P and Moody’s or (b) if S&P or Moody’s or both of them are not making ratings of the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the cases may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Restricted Subsidiary” of any Person means any Subsidiary of the Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (or any successor to the rating agency business thereof).

“Sale Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Credit Agreement” means that certain Seventh Amended and Restated Credit Agreement among Union Bank, N.A., BNP Paribas, U.S. Bank, N.A., The Royal Bank of Scotland plc, Compass Bank, other financial institutions and banks and the Company dated June 30, 2010, as such agreement, in whole or in part, in one or more instances, has been or hereafter may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the Issue Date.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the notes or a Guarantee, as the case may be.

“Subsidiary” of a Person means

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Successor Parent” with respect to any Person means any other Person more than 50% of the total outstanding Voting Stock of which (measured by voting power rather than the number of shares) is, at the time the first Person becomes a Subsidiary of such other Person, “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) by one or more Persons that “beneficially owned” more than 50% of the total outstanding Voting Stock of the first Person (measured by voting power rather than the number of shares) immediately prior to the first Person becoming a Subsidiary of such other Person.

“Trade Accounts Payable” means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2016; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 1, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will (a) calculate the Treasury Rate as of the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under “—Certain Covenants—Unrestricted Subsidiaries,” and (ii) any Subsidiary of an Unrestricted Subsidiary, when it shall become such a Subsidiary.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the notes or any Credit Facility.

“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment and (b) the amount of each such principal payment by (2) the sum of all such principal payments.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or one or more other Wholly Owned Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary of the Company).

PLAN OF DISTRIBUTION

You may transfer new notes issued under the exchange offer in exchange for the old notes if:

•	you acquire the new notes in the ordinary course of your business;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933) of such new notes in violation of the provisions of the Securities Act of 1933; and

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act of 1933).

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer—Purpose and Effect of the Exchange Offer” and “—Procedures for Tendering—Your Representations to Us” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market- making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time on one or more transactions in any of the following ways:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes or a combination of such methods of resale;

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agreed to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any new notes by broker-dealers.

We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act of 1933.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

The following discussion is a summary of the material federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below. We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed upon for us by Latham & Watkins LLP, Houston, Texas. Latham & Watkins LLP will rely on the opinion of Donald P. Fischbach, our General Counsel, with respect to the due authorization, execution and delivery of the indenture and the new notes by us and our subsidiary guarantor under Oklahoma law.

EXPERTS

The audited consolidated financial statements, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus, and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm as experts in accounting and auditing in giving said reports.

Estimates of the oil and natural gas reserves of Continental Resources, Inc. and related future net cash flows and the present values thereof as of December 31, 2007, 2008 and 2009 incorporated by reference herein were based in part upon reserve reports prepared by Ryder Scott Company, L.P., independent petroleum engineers. We have incorporated these estimates in reliance on the authority of such firm as an expert in such matters.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Continental files annual, quarterly and current reports and other information with the SEC. You may read and copy any materials that Continental has filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding us. The SEC’s website address is www.sec.gov. You may also inspect our SEC records at our website at http://www.contres.com. We do not intend for information contained in our website to be part of this prospectus.

This prospectus incorporates by reference the documents listed below that Continental has previously filed with the SEC and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until the notes offering pursuant to this registration statement is terminated. They contain important information about Continental and the financial condition of Continental. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

Continental SEC filings (file no. 001-32886)	Period and/or date filed
Annual Report on Form 10-K, as amended by Continental’s Annual Report on Form 10-K/A filed with the SEC on August 20, 2010	Year ended December 31, 2009
Quarterly Report on Form 10-Q	Quarter ended March 31, 2010
Quarterly Report on Form 10-Q	Quarter ended June 30, 2010
Quarterly Report on Form 10-Q	Quarter ended September 30, 2010
Current Reports on Form 8-K	Filed on January 6, 2010, January 8, 2010, January 19, 2010, January 25, 2010, March 30, 2010, April 5, 2010, April 7, 2010, May 28, 2010, July 7, 2010, September 13, 2010, September 14, 2010 and September 17, 2010.
Definitive Proxy Statement on Schedule 14A	Filed on April 13, 2010 (those parts incorporated by reference in Continental’s Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 2009).

Banner Pipeline Company, L.L.C., which is Continental’s sole subsidiary and is wholly owned by Continental, has fully and unconditionally guaranteed the notes on a joint and several basis. The subsidiary guarantor has no independent assets or operations. As a result, Continental has not presented separate financial statements of the subsidiary guarantor. The subsidiary guarantor is generally not restricted in its ability to dividend or otherwise distribute funds to Continental except for restrictions imposed under applicable state corporate law.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Continental Resources, Inc.

302 N. Independence

Enid, Oklahoma 73701

Telephone number: (580) 233-8955

ANNEX A:

LETTER OF TRANSMITTAL

TO TENDER

OLD 7 1/8% SENIOR NOTES DUE 2021

OF

CONTINENTAL RESOURCES, INC.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED DECEMBER     , 2010

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK

CITY TIME, ON                          (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS

EXTENDED BY THE ISSUER.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust FSB

c/o Wilmington Trust Company

Corporate Capital Markets

Rodney Square North

1100 N Market Street

Wilmington, DE 19880-1626

If you wish to exchange your issued and outstanding 7 1/8% Senior Notes due 2021 (“old notes”) for an equal aggregate principal amount of newly issued 7 1/8% Senior Notes due 2021 (“new notes”) with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exchange offer, you must validly tender (and not withdraw) your old notes to the Exchange Agent prior to the Expiration Date.

We refer you to the Prospectus, dated December     , 2010 (the “Prospectus”), of Continental Resources, Inc. (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange the old notes for a like aggregate principal amount of new notes. Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral (promptly followed in writing) or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

3. You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4. By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

5. By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of you, whether or not you are the holder;

(b) you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

(c) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company; and

(d) if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of September 16, 2010 (the “Registration Rights Agreement”), by and among the Issuer, Banner Pipeline Company, L.L.C., and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at 302 N. Independence, Suite 1500, Enid, Oklahoma 73701, Attention: Corporate Secretary. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, each of the directors of the Issuer, each of the officers of the Issuer who signs such shelf registration statement, each person who controls the Issuer within the meaning of either the Securities Act or the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each other holder of old notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

6. If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7. If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders.

Tenders of old notes will be accepted only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender.

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Request for Assistance or Additional Copies.

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal.

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery.

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Continental Resources, Inc. (“Continental”) is incorporated in Oklahoma. Section 1031 of the Oklahoma General Corporation Act (the “OGCA”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity under certain circumstances to directors, officers employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

As permitted by the OGCA, Continental’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors to Continental or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to it or its shareholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 1053 of the OGCA regarding unlawful dividends and stock purchases; or

•	for any transaction for which the director derived an improper personal benefit.

As permitted by the OGCA, Continental’s amended and restated certificate of incorporation provides that Continental is required to indemnify its directors and officers to the fullest extent permitted by the OGCA.

As permitted by Oklahoma law, Continental’s amended and restated bylaws provide that:

•	Continental may indemnify its other employees and agents, subject to very limited exceptions;

•

Continental is required to advance expenses (including without limitation, attorneys’ fees), as incurred, to its directors and officers in connection with a legal proceeding, subject to very limited exceptions; and

•	the rights conferred in Continental’s bylaws are not exclusive.

The indemnification provisions in Continental’s amended and restated certificate of incorporation may be sufficiently broad to permit indemnification of its directors and officers for liabilities arising under the Securities Act.

Under Oklahoma law, corporations also have the power to purchase and maintain insurance for directors, officers, employees and agents. Continental maintains liability insurance policies which indemnify its directors and officers against loss arising from claims by reason of their legal liability for acts as such directors and officers, subject to limitations and conditions as set forth in the policies.

Continental has entered into written indemnification agreements with all of its directors and executive officers (including each of its named executive officers). These indemnification agreements are intended to permit indemnification to the fullest extent permitted by the OGCA. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.

The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of

Continental or any of its affiliates, or is or was serving at Continental’s request in such a position for another entity. The indemnification agreements also obligate Continental to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse Continental for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.

Continental will not be obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against it without prior approval of a majority of Continental’s board of directors, except for claims brought by the Indemnitee to enforce his or her rights under the indemnification agreement.

The foregoing discussion of Continental’s amended and restated certificate of incorporation and bylaws and Oklahoma law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws or law.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	The exhibits required to be filed pursuant to the requirements of Item 601 of Regulation S-K are set forth in the Index to Exhibits accompanying this registration statement.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d)	any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Enid, State of Oklahoma, on December 8, 2010.

CONTINENTAL RESOURCES, INC.

By:	/S/ JOHN D. HART
John D. Hart Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Hart and Donald P. Fischbach, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signatures	Title	Date

/S/ HAROLD G. HAMM Harold G. Hamm	Chairman of the Board, Director and Chief Executive Officer (principal executive officer)	December 8, 2010

/S/ JOHN D. HART John D. Hart	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 8, 2010

/S/ ROBERT J. GRANT Robert J. Grant	Director	December 8, 2010

/S/ DAVID L. BOREN David L. Boren	Director	December 8, 2010

/S/ LON MCCAIN Lon McCain	Director	December 8, 2010

/S/ MARK E. MONROE Mark E. Monroe	Director	December 8, 2010

/S/ H.R. SANDERS, JR. H. R. Sanders, Jr.	Director	December 8, 2010

/S/ JOHN T. MCNABB, II John T. McNabb, II	Director	December 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Enid, State of Oklahoma, on December 8, 2010.

BANNER PIPELINE COMPANY, L.L.C. By: Continental Resources, Inc., its Sole Member

By:	/S/ JOHN D. HART
John D. Hart
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Indenture dated as of September 16, 2010 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Wilmington Trust FSB, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-32886) filed September 17, 2010 and incorporated herein by reference.

4.2	Registration Rights Agreement dated as of September 16, 2010 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and the Initial Purchasers named therein, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (Commission File No. 001-32886) filed September 17, 2010 and incorporated herein by reference.

4.3	Indenture dated as of April 5, 2010 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Wilmington Trust FSB, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-32886) filed April 7, 2010 and incorporated herein by reference.

4.4	Registration Rights Agreement dated as of April 5, 2010 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and the Initial Purchasers named therein, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (Commission File No. 001-32886) filed April 7, 2010 and incorporated herein by reference.

4.5	Indenture dated as of September 23, 2009 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and Wilmington Trust FSB, as trustee, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-32886) filed September 24, 2009 and incorporated herein by reference.

4.6	Registration Rights Agreement dated as of September 23, 2009 among Continental Resources, Inc., Banner Pipeline Company, L.L.C. and the Initial Purchasers named therein, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (Commission File No. 001-32886) filed September 24, 2009 and incorporated herein by reference.

4.7	Registration Rights Agreement dated as of May 18, 2007 among Continental Resources, Inc., the Revocable Inter Vivos Trust of Harold G. Hamm, the Harold Hamm DST Trust and the Harold Hamm HJ Trust, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File No. 001-32886) filed May 22, 2007 and incorporated herein by reference.

5.1*	Opinion of Latham & Watkins LLP.

5.2*	Opinion of Donald P. Fischbach.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Ryder Scott Company, L.P.

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.4*	Consent of Donald P. Fischbach (included in Exhibit 5.2).

24.1*	Powers of Attorney (included on signature pages).

25.1*	Statement of Eligibility on Form T-1 of Wilmington Trust FSB.

*	Filed herewith